UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 16, 2014

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

California	1-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Woodley Avenue Van Nuys, California	91406
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (818) 781-4973
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(d) On December 16, 2014, the Board of Directors (the “Board”) of Superior Industries International, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance committee, appointed Jack A. Hockema to the Board. Mr. Hockema has also been appointed to the Audit and Nominating and Corporate Governance Committees of the Board. Mr. Hockema fills a vacancy which was created when the Board increased the number of directors to eight in accordance with the Company’s amended and restated bylaws adopted on November 13, 2014.

Mr. Hockema currently serves as Chairman, President and CEO of Kaiser Aluminum Corporation (NASDAQ: KALU), a leading producer of semi-fabricated specialty aluminum products (“Kaiser Aluminum”). Mr. Hockema was named Kaiser Aluminum’s President and CEO in October 2001 and Chairman in July 2006. Earlier he served in a number of leadership roles including Executive Vice President of Kaiser Aluminum and President of the Kaiser Aluminum Fabricated Products division.

Mr. Hockema will receive the same compensation and benefits made available to other non-employee directors of the Company, as described in the Company’s 2014 proxy statement and future proxy statements. He will also receive the same compensation made available to other directors on the Audit and Nominating and Corporate Governance Committees as described in the Company’s 2014 proxy statement and future proxy statements. Non-employee directors also participate in the Company’s Equity Incentive Plan, as described in the Company’s 2014 proxy statement and future proxy statements, and although no award has been made to Mr. Hockema at this time, he will receive the same equity compensation as other non-employee directors. Mr. Hockema will also receive the same indemnification arrangements to the fullest extent permitted under California General Corporate Law and the Company’s Bylaws as other board members, under which the Company indemnifies, defends and holds harmless its directors from and against losses and expenses as a result of board service.

There are no arrangements or understandings between Mr. Hockema and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Hockema and any directors, executive officer, or any person nominated or chosen by the Company to become a director. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Hockema and the Company.

A copy of the press release announcing the appointment of Mr. Hockema to the Board is attached as Exhibit 99.1 to this current report. Such press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated December 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

Date: December 22, 2014	/s/ Paula Winner Barnett
Paula Winner Barnett
Corporate Counsel and Secretary